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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 2, 2003

 COMMISSION           REGISTRANT; STATE OF INCORPORATION;       IRS EMPLOYER
 FILE NUMBER             ADDRESS; AND TELEPHONE NUMBER        IDENTIFICATION NO.
 -----------             -----------------------------        ------------------

   1-9513                   CMS ENERGY CORPORATION                38-2726431
                           (A MICHIGAN CORPORATION)
                               ONE ENERGY PLAZA
                            JACKSON, MICHIGAN 49201
                                (517) 788-0550



   1-5611                  CONSUMERS ENERGY COMPANY               38-0442310
                           (A MICHIGAN CORPORATION)
                               ONE ENERGY PLAZA
                            JACKSON, MICHIGAN 49201
                                (517) 788-0550







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ITEM 5.  OTHER EVENTS

SHAREHOLDER DERIVATIVE SUIT

In May of 2002, the Board of Directors of CMS Energy Corporation ("CMS Energy") received a demand from a shareholder to commence civil actions (i) to remedy alleged breaches of fiduciary duties by CMS Energy officers and directors in connection with round trip trading at CMS Marketing, Services and Trading Company, a subsidiary of CMS Energy and (ii) to recover damages sustained by CMS Energy as a result of alleged insider trades alleged to have been made by certain current and former officers of CMS Energy and its subsidiaries. In December 2002, two new directors were appointed to the CMS Energy Board of Directors. A special litigation committee was formed by the Board in January 2003 to determine whether it is in the best interest of CMS Energy to bring the action demanded by the shareholder. The disinterested members of the Board appointed the two new directors to serve on the Committee.

On December 2, 2003, during the continuing review by the special litigation committee, CMS Energy was served with a derivative complaint filed by the shareholder in the Circuit Court of Jackson County, Michigan in furtherance of his demands. CMS Energy intends to seek an extension of time to answer or otherwise respond to the complaint in order for the special litigation committee to complete its review.

ISSUANCE OF CUMULATIVE CONVERTIBLE PREFERRED STOCK

On December 5, 2003, CMS Energy sold $250 million of 4.50% cumulative convertible preferred stock (par value $0.01 per share) (liquidation preference $50 per share) (the "Preferred Stock"). The Preferred Stock, offered in a private placement under Rule 144A of the Securities Act of 1933, was purchased by certain financial institutions as initial purchasers. The approximately $242.5 million of net proceeds from this issuance will be used to reduce debt.

Holders of the Preferred Stock may convert their stock into shares of CMS Energy Common Stock (the "Common Stock") under certain circumstances. For each share of Preferred Stock surrendered for conversion, the holder will receive 5.0541 shares of Common Stock, which represents an initial conversion price of $9.893 per share (subject to adjustment in certain events). On or after December 5, 2008, under certain circumstances CMS Energy may have the right to cause the Preferred Stock to be automatically converted into shares of Common Stock at the then applicable conversion price.

The Preferred Stock and the Common Stock issuable upon conversion have not been registered under the Securities Act of 1933 and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. CMS Energy is contractually committed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Preferred Stock and the Common Stock issuable upon conversion.



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This Form 8-K contains "forward-looking statements", within the meaning of the safe harbor provisions of the federal securities laws. The "forward-looking statements" are subject to risks and uncertainties. They should be read in conjunction with the "CMS ENERGY FORWARD-LOOKING STATEMENTS, CAUTIONARY FACTORS AND UNCERTAINTIES" found in Item 1 of CMS Energy's Form 10-K/A filed on July 1, 2003 for the Fiscal Year Ended December 31, 2002 and the "CONSUMERS FORWARD-LOOKING STATEMENTS, CAUTIONARY FACTORS AND UNCERTAINTIES" found in Item 1 of Consumers' Form 10-K for the Fiscal Year Ended December 31, 2002 (both incorporated herein by reference), that discuss important factors that could cause CMS Energy's and Consumers' results to differ materially from those anticipated in such statements.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                          CMS ENERGY CORPORATION

Dated:  December 5, 2003

                                          By:       /s/ Thomas J. Webb
                                                   -------------------
                                                   Thomas J. Webb
                                                   Executive Vice President and
                                                   Chief Financial Officer



                                          CONSUMERS ENERGY COMPANY

Dated:  December 5, 2003

                                          By:       /s/ Thomas J. Webb
                                                   -------------------
                                                   Thomas J. Webb
                                                   Executive Vice President and
                                                   Chief Financial Officer